Exhibit 10.1

SEVERANCE AGREEMENT AND GENERAL RELEASE

FINLAY FINE JEWELRY CORPORATION, its parent corporation, affiliates, subsidiaries, successors, assigns, current and former employees, directors and agents (collectively "Finlay") and JOSEPH MELVIN, whose address is 133 Stephen Mather Road, Darien, CT 06820, hereby agree that:

1.           Your employment has terminated effective August 14, 2009 (the "Termination Date").  You have been paid your salary earned through the Termination Date in accordance with Finlay's regular payroll cycle (unless otherwise required by local law).

2.           Under Finlay's regular policies, you are eligible:

a.           To receive your vested accounts, if any, under the 401(k) plan.  You will receive more detailed information regarding your 401(k) benefits under separate cover.

b.           To receive payment for your accrued but unused vacation and personal days.

c.           If you are currently enrolled in Finlay's health insurance plans, to continue such health insurance coverage in accordance with COBRA, for a minimum of eighteen (18) months from the Termination Date, upon payment of the full applicable premiums.  You have received under separate cover more detailed information regarding insurance benefits under COBRA.  Nothing contained in this Severance Agreement and General Release (the "Agreement and Release") is intended to impair any of these rights.

3.           In consideration for signing this Agreement and Release, in lieu of any other severance, retention or bonus payments to which you might otherwise be entitled under Finlay’s regular policies, commencing on Finlay's regular pay date immediately following the last to occur of your execution of this Agreement and Release, the Termination Date and the Employee Irrevocability Date, you will receive, in six (6) installments, severance pay totaling twelve (12) weeks’ salary (i.e. $107,320.62), less applicable taxes and other withholding.

Notwithstanding anything herein to the contrary, the payment of any benefits hereunder in excess of two (2) months’ base salary (the “Mitigated Benefits”) shall be reduced by an amount equal to the gross amounts you received or earned as compensation, profits or otherwise from your employment or engagement in any business or activity with Finlay (excluding any investment income or capital gains) with respect to the same period for which such Mitigated Benefits are payable (“Other Income”).  As a condition to receipt of payment of the Mitigated Benefits, you shall, no later than seven (7) days prior to the date such payment is due, certify in writing to the Senior Vice President, Human Resources of Finlay, all amounts of Other Income earned by you during the preceding payroll period so that the appropriate offsets can be made.

You understand and agree that you would not receive the payment specified in this section "3" above, except for your execution of this Agreement and Release and the fulfillment of the promises contained herein.

4.           You understand that Finlay makes no representation as to the income tax treatment of any payments hereunder and that any and all payments (and all compensation, benefits and/or other payments previously made to you by Finlay) will be subject to such tax treatment and to such deductions, if any, as may be required under applicable tax laws.

You affirm that you have been paid and/or received all compensation, wages, bonuses, commission, and/or benefits, to which you may be entitled and that no other compensation, wages, bonuses, commissions and/or benefits are due to you except as provided in this Agreement and Release.

5.           a.           You agree that you will take no action, which is intended, or would reasonably be expected to harm Finlay, to impair Finlay's reputation, or to lead to unwanted or unfavorable publicity to Finlay, nor will you disclose any confidential or proprietary information obtained by you during the course of your employment.

b.   In consideration of the terms hereof, you hereby agree and forever waive any claims you may have for re-employment by Finlay.

6.           It is expressly understood and agreed that this Agreement and Release and the effectuation of its terms do not constitute an admission or statement by any party that Finlay has acted unlawfully or is otherwise liable in any respect.  It is further agreed that evidence of this Agreement and Release, its terms or the circumstances surrounding the parties entering into this Agreement and Release, shall be inadmissible in any action or lawsuit of any kind, except for an action for alleged breach of this Agreement and Release.

7.           You agree not to disclose any information regarding the existence or substance of this Agreement and Release, except to an attorney with whom you choose to consult regarding your consideration of this Agreement and Release, your spouse/life partner or your tax advisor.

8.           You knowingly and voluntarily release and forever discharge Finlay, of and from any and all claims, known and unknown, which against Finlay you and your heirs, executors, administrators, successors and assigns (referred to collectively throughout this Agreement and Release as "you") have or may have as of the date of execution of this Agreement and Release, including, but not limited to, any alleged violation of:

*	The National Labor Relations Act, as amended;

*	Title VII of the Civil Rights Act of 1964, as amended;

*	Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

*	The Civil Rights Act of 1991;

*	The Age Discrimination in Employment Act of 1967, as amended;

*	The Employee Retirement Income Security Act of 1974, as amended;

*	The Immigration Reform and Control Act, as amended;

*	The Americans with Disabilities Act of 1990, as amended;

*	The Worker Adjustment and Retraining Notification Act, as amended;

*	The Occupational Safety and Health Act, as amended;

*	The Family and Medical Leave Act of 1993;

*	The Lilly Ledbetter Fair Pay Act of 2009;

*	The New York Human Rights Law, as amended;

*	The New York Equal Pay Law, as amended;

*	The New York Smokers' Rights Law, as amended;

*	The New York Equal Rights Law, as amended;

*	any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;

*	any public policy, contract, tort, or common law; or

*	any allegation for costs, fees, or other expenses including attorneys' fees incurred in these matters.

9.           You affirm that you have not filed, caused to be filed or are presently a party to any claim, complaint, or action against Finlay in any form or forum.  You furthermore affirm that you have no known workplace injuries.

10.           You understand that if this Agreement and Release were not signed, you would have the right to voluntarily assist other individuals or entities in bringing claims against Finlay.  You hereby waive that right and you will not provide any such assistance other than assistance in an investigation or proceeding conducted by an agency of the United States government.  Moreover, you shall not be entitled to receive any relief, recovery or monies, including attorneys' fees, in connection with any complaint or charge brought against Finlay, without regard as to who brought any said complaint or charge.

11.           You acknowledge that you returned to Finlay on the Termination Date, your keys, identification and any other equipment, documents or materials belonging to Finlay that you had in your possession, including any lists of customer names, contact information and purchasing histories.

12.           In the event that you breach any provision of this Agreement and Release, Finlay will be entitled to obtain all relief provided by law or equity in addition to its attorneys' fees and costs, including instituting an action against you to obtain specific enforcement of the terms of this Agreement and Release.

13.           This Agreement and Release shall be binding on the parties and their respective successors and assigns.

14.           This Agreement and Release sets forth the entire agreement between the parties with respect to the subject matter herein and fully supersedes any and all prior agreements or understandings between them regarding such subject matter.  You acknowledge that you have not relied on any representations, promises, or agreements of any kind made to you in connection with your decision to accept this Agreement and Release except for those set forth in this Agreement and Release.

15.           This Agreement and Release may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Agreement and Release.

16.           If any provision of this Agreement and Release should be held invalid or unenforceable by operation of law or by any tribunal of competent jurisdiction, or if compliance with or enforcement of any provision is restrained by such tribunal, the application of any and all provisions other than those which have been held invalid or unenforceable, shall not be effected, and the remainder of this Agreement and Release shall be in full force and effect.

17.           This Agreement and Release shall be governed and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law).  Any dispute arising hereunder shall be brought before a court of competent jurisdiction in the City, County and State of New York.

18.           You may revoke this Agreement and Release for a period of seven (7) calendar days following the day you execute this Agreement and Release.  Any revocation within this period must be submitted, in writing, to Deborah A. Dixon, and state, "I hereby revoke my acceptance of our Severance Agreement and General Release."  The revocation must be personally delivered to Ms. Dixon or her designee, or mailed to her at Finlay Fine Jewelry Corporation, 529 Fifth Avenue, 4th Floor, New York, NY  10017 and postmarked within seven (7) calendar days of execution of this Agreement and Release.  This Agreement and Release shall not become effective or enforceable until the revocation period has expired (the "Employee Irrevocability Date").  If the last day of the revocation period is a Saturday, Sunday or legal holiday in New York, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday or legal holiday.

19.           You represent and affirm that you are able to execute this Agreement and to waive any and all claims you have or may have against Finlay and that such execution and waiver are not affected or impaired by illness, use of alcohol, drugs or other substances.  You further represent and affirm that you have had an opportunity to consult with your health care provider to confirm your competency to execute this Agreement and Release and have either consulted with your health care provider and confirmed you are competent to execute this Agreement and Release or determined that it is not necessary to consult with your health care provider about this issue.

20.           Attached as Exhibit "A" is a list of the job titles and ages of all individuals eligible for the severance package.  Attached as Exhibit "B" is a list of the ages of all individuals who are ineligible for the severance package.

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YOU ACKNOWLEDGE THAT YOU HAVE BEEN ADVISED IN WRITING THAT YOU HAVE AT LEAST FORTY-FIVE (45) CALENDAR DAYS TO CONSIDER THIS SEVERANCE AGREEMENT AND GENERAL RELEASE AND TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS SEVERANCE AGREEMENT AND GENERAL RELEASE.  IF YOU DO NOT SIGN THIS SEVERANCE AGREEMENT AND GENERAL RELEASE WITHIN THE FORTY-FIVE (45) CALENDAR DAY CONSIDERATION PERIOD, THIS SEVERANCE AGREEMENT AND GENERAL RELEASE WILL BE NULL AND VOID AND THE OFFER TO PROVIDE THE PAYMENTS AND BENEFITS SET FORTH HEREIN WILL BE AUTOMATICALLY WITHDRAWN.

YOU AGREE THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS SEVERANCE AGREEMENT AND GENERAL RELEASE DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL FORTY-FIVE (45) CALENDAR DAY CONSIDERATION PERIOD.

HAVING ELECTED TO EXECUTE THIS SEVERANCE AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE PAYMENT SET FORTH IN SECTION "3" ABOVE, YOU FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTER INTO THIS SEVERANCE AGREEMENT AND GENERAL RELEASE INTENDING TO FOREVER WAIVE, SETTLE AND RELEASE ALL CLAIMS YOU HAVE OR MIGHT HAVE AGAINST THE CARLYLE ENTITIES.

IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily execute this Agreement and Release as of the date set forth below:

/s/ Joseph Melvin
Joseph Melvin

August 12, 2009
Date

FINLAY FINE JEWELRY CORPORATION

By:	/s/ Joyce Manning Magrini
Joyce Manning Magrini
Executive Vice President, Administration

August 4, 2009
Date

EXHIBIT A

INDIVIDUALS ELIGIBLE AND/OR SELECTED FOR SEVERANCE PACKAGE

Age	Job Title	Age	Job Title

31	Financial Analyst	54	Accountant
50	Traffic Manager	27	Merchandise Special Order Coordinator
24	Marketing Coordinator	40	Accounts Payable Associate
60	Housekeeper/Office Services Support	52	Programmer/Analyst
53	Accounts Payable Associate	58	Merchandise Payables Supervisor
69	Vendor Analyst	28	Traffic Coordinator
49	Loss Prevention Regional Investigator	47	Vendor Financial Relations Supervisor
28	Assistant Production Manager	34	UNIX Administrator
23	Assistant Merchandise Planner	45	Assistant Merchandise Buyer
50	Sr. Vendor Analyst	34	Director of Customer Relationship Mgmt
32	Staffing Analyst	27	Employee Communications & Recruiter
26	Assistant Merchandise Planner	46	Director of IT Architecture & Ops
41	Sr. Financial Analyst	57	VP, Expense Control/Profit Improvement
54	Data Center/MIS Manager	33	Staffing Analyst
36	Merchandise Planner	27	Assistant Merchandise Buyer
53	Merchandise Analyst	43	Administrative Assistant
35	Vendor Financial Relations Supervisor	31	PR & Special Events Manager
23	Merchandise Special Order Coordinator	65	Programmer & Jr. DBA
37	HRIS & Sr. Sales Staffing Analyst	49	Programmer/Analyst
39	Sales & Use Tax Accountant	28	Jr. Tax Accountant
37	Moissanite Buyer	44	Merchandise Sr. Buyer
58	UNIX Sr. Systems Administrator	22	Assistant Merchandise Planner
43	Assistant Merchandise Planner	38	Accounts Payable Associate
54	Director of Repair	62	EVP, Merchandising
57	Moissanite Buyer	25	Assistant Merchandise Planner
26	Assistant Merchandise Buyer	24	Assistant Merchandise Buyer
42	Director of Training & Performance Mgmt	25	Assistant Merchandise Planner
40	Accounts Payable Clerk	45	Loss Prevention Regional Investigator
40	Sr. Programmer/Analyst	27	Desktop Support Analyst
60	Staff Accountant	39	Special Events Buyer
40	Assistant Merchandise Planner	46	VP of Store Design & Construction
42	Programmer/Analyst	23	Merchandising Assistant
41	Vendor Analyst	52	Administrative Assistant
37	Assistant Marketing Manager	43	Administrative Assistant
47	Database Service Manager	28	Administrative Assistant
48	Sr. Graphic Designer	84	Merchandise Buyer
51	Executive Asst to President & CEO	50	Sr. Manager for PR & Special Events
42	Assistant Merchandise Buyer	25	Assistant Special Events Buyer
26	Marketing Assistant	44	Sr. Programmer/Analyst
34	Business Analyst Manager	45	Benefits Administrator

EXHIBIT A (continued)

Age	Job Title	Age	Job Title

59	Administrative Assistant	36	Group Manager, Bon Ton
27	Assistant Merchandise Planner	50	VP/Group Manager, Macy's Central
47	Administrative Assistant	45	Sr. Programmer/Analyst
53	Office Services Assistant	55	Applications Manager
67	Clerical - Merchandising	58	Sr. Programmer/Analyst
58	Clerical - Received Merchandise	47	Executive Assistant to our Chairman
51	Merchandise Coordinator	46	SVP of Human Resources
31	Director of Benefits	22	Accountant
56	SVP of Operations & Loss Prevention	52	Desktop Support & Telecomm Manager
58	President & CEO	30	Systems Analyst
46	Director of Human Resources	67	Applications Manager
26	Assistant Merchandise Planner	51	VP of Systems Development
24	Assistant Merchandise Planner	51	VP, Secretary & General Counsel
45	Merchandise Analyst	50	Sr. Security Engineer/Architect
45	Group Manager, Dillard's	31	Paralegal/Secretary
36	Construction Manager	45	Payroll Clerical
35	Financial Analyst	42	SQL DBA
46	Benefits Manager	62	Accounts Payable Associate
53	Vendor Analyst	44	Sr. Manager/DBA
41	Merchandise Planner for Watches	53	Lab Technician
54	Clerical in our Finance Department	36	Vendor Financial Relations Supervisor
59	Vendor Analyst	45	Technical Accounts Payable Manager
30	Sales Audit	50	Computer Room Supervisor
31	Payroll Supervisor	50	UNIX Administrator
64	Vendor Analyst	41	Vice President & Controller
47	Vice President & DMM	36	General Accounting Supervisor
30	Business Analyst	41	Clerical
55	Loss Prevention Auditor	59	Assistant Controller & Sales Audit
46	Sr. Merchandise Planner	58	Director of Vendor Financial Relations
29	Merchandise Buyer	57	Office Services Assistant
45	Associate Merchandise Buyer	31	Loss Prevention Auditor
64	Executive Asst to Regional VP	49	Loss Prevention Regional Investigator
37	Desktop Technician	58	VP of Tax
35	Assistant Merchandise Buyer

EXHIBIT B

INDIVIDUALS INELIGIBLE FOR SEVERANCE PACKAGE

Age	Job Title	Age	Job Title

27	Planner, Watcher	47	Assistant Director, Loss Prevention
25	Merchandise Analyst, Watches	62	Director, Loss Prevention
37	Group Manager - Gottschalk's	34	Administrative Assistant
38	Systems Analyst	38	Director, Financial Reporting
44	RVP/Group Manager	46	Cash Manager
51	RVP	57	SVP, CFO
45	Special Order Coordinator - Watches	42	Production Manager
33	Merchandise Analyst	27	Coordinator, PR & Special Events
40	Buyer Precious & Semi	33	Art Director
26	Associate Buyer Diamond Fashion	47	Marketing Director
25	Associate Buyer Diamond Fashion	68	Chairman & CEO
53	Sr. Planner Bridal & Solitaire	41	Programmer
38	Merchandise Analyst	53	SVP, CIO
54	Clerical	37	Telecomm Analyst
23	Asst. Buyer Semi-Precious	35	Applications Manager
49	Planner - Gold Dept. Store	35	System Analyst
23	Asst. Buyer Bridal & Solitaire	26	Jr. Business Analyst
26	Merchandise Analyst	35	System Analyst
33	Buyer - Gold Dept. Store	28	Budget & Staffing Analyst
53	Vendor Analyst	54	EVP, Administration
55	Manager, Vendor Financial Relations	49	VP, Staffing
58	A/P Associate - Expense	26	HR Assistant
61	A/P Associate - Merch. Payables	24	Benefits Assistant
51	Supervisor, Expense Payables	51	Assistant Tax Director
28	Accountant	52	Payroll Tax Accountant
56	Supervisor, Accounting	49	Tax Accountant
36	Staff Accountant - Gen. Accounting	49	Manager, Office Services
52	Director, Corporate Accounting	58	Asst. Controller, Payroll
34	Jr. Accountant	63	Director, Credit
59	Fixed Assets Auditor	38	Director, Group Operations
44	Supervisor, Sales Audit	32	Lease Administrator